UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

IGC PHARMA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices)    (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 18, 2023, IGC Pharma, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting the Company’s stockholders (i) elected Claudia Grimaldi NACD.DC to the Company’s Board of Directors to serve as a Class A director until the 2026 annual meeting of stockholders; (ii) ratified the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2024 fiscal year; (iii) approved the grant of 3,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO; (iv) approved the compensation of the Company’s named executive officers; and (v) approved on an advisory basis that the frequency of say-on-pay votes at future annual meetings of stockholders be every three years.

The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 27,204,176 shares, representing approximately 51.25% of the 53,077,436 shares outstanding and entitled to vote at the Annual Meeting. We received a total of 11,035,662 broker non-votes. The director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote. The final voting results for each proposal that passed are set forth below.

1.	Election of Directors.

Nominee	For	Withhold	Broker Non-votes
Claudia Grimaldi	14,740,248	1,428,266	11,035,662

2.	Proposal to ratify the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2024 fiscal year.

For	Against	Abstain
26,949,467	163,043	91,666

3.

Approval of the grant of 3,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO.

For	Against	Abstain	Broker Non-votes
14,268,013	1,861,386	39,115	11,035,662

4.	Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-votes
15,339,051	769,054	60,409	11,035,662

5.	Approval to, by a non-binding advisory vote, setting the frequency of say-on-pay votes at future annual meetings of stockholders to every three years;

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-votes
2,429,382	181,013	13,078,308	479,811	11,035,662

6.	The proposal to adjourn the meeting to a later date was not necessary or appropriate because there were sufficient votes to approve the other proposals.

Pursuant to the results of the non-binding advisory vote to approve the frequency of stockholder votes on executive compensation, the Board of Directors of the Company has determined that the Company shall hold a stockholder vote on executive compensation every three years.

Item 8.01.	Other Events.

On August 18, 2023, IGC Pharma, Inc. held the Annual Meeting, as previously scheduled. All the proposals passed.

A copy of the press release announcing the results of the Annual Meeting voting is attached hereto as Exhibit 99.1.

The National Association of Corporate Directors (NACD) recently recognized Claudia Grimaldi as NACD Directorship Certified®. Directors who earn this designation signal to boards, investors, and other stakeholders that they are keeping on top of the emerging issues and trends impacting financial performance, disrupting business models, and changing the competitive landscape.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 21, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC PHARMA, INC.

Dated: August 21, 2023	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President